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                                             Exhibit B1

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                       NEES ENERGY, INC.
    Consolidated Statement of Income and Accumulated Deficit
                     (Thousands of Dollars)
              For the Quarter Ended March 31, 1999
               (Unaudited, Subject to Adjustment)

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
INCOME

  Revenue (1)                                            $101,468
                                                         --------
  Total income                                            101,468
                                                         --------


EXPENSES

  Operating expenses
     Cost of sales                                         88,759
     Depreciation                                           1,461
     Selling, general and administrative expenses          10,998
     Income tax                                               168
                                                         --------
  Total operating expenses                                101,386
                                                         --------

  Operating income                                             82

  Other income (expense), net                                  53
                                                         --------
Net income                                                    135

Accumulated deficit at beginning of period                (22,473)
                                                         --------
Accumulated deficit at end of period                     $(22,338)
                                                         ========


(1) Represents revenue of subsidiary (AllEnergy Marketing Co., L.L.C.)

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